For Period ended 07/31/2014                     Series 36, 28, 35, 32, 39
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:



USAA High Income - Adviser Shares

72DD
Dollar Distributions
439

73A
Per Share Distributions
0.4831

74U
Shares Outstanding
1,033

74V
NAV
8.92


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
409

73A
Per Share Distributions
0.4804

74U
Shares Outstanding
3,210

74V
NAV
13.25

USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
571


73A
Per Share Distributions
0.4254

74U
Shares Outstanding
3908

74V
NAV
10.95


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
197


73A
Per Share Distributions
0.1489

74U
Shares Outstanding
1,415

74V
NAV
9.23

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
56


73A
Per Share Distributions
0.1257

74U
Shares Outstanding
444

74V
NAV
19.94